Exhibit 23.5

June 29, 2022

Noah Holdings Limited

Building 2, 1687 Changyang Road,

Shanghai 200090

People’s Republic of China

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-3 (File No. 333-265732)(the “Registration Statement”) and a preliminary prospectus supplement (together with the base prospectus included in the Registration Statement and any documents incorporated by reference therein, the “Preliminary Prospectus”) of Noah Holdings Limited (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”) on June 21, 2022 and June 29, 2022, respectively, in connection with its public offering of its securities (the “Public Offering”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto; (ii) the Preliminary Prospectus, (iii) Exhibit 99.1 to the current report on Form 6-K, titled “Noah Holdings Limited Supplemental and Updated Disclosures,” furnished to the SEC on June 21, 2022, which is incorporated by reference into the Registration Statement, (iv) in any written correspondence with the SEC, (v) in any other future filings with the SEC by the Company, including, without limitation, filings of prospectus supplements to the base prospectus included in the Registration Statement, annual reports on Form 20-F, current reports on Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Public Offering, and (vi) in other publicity and marketing materials in connection with the Public Offering.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

Yours faithfully,

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Charles Lau
Name: Charles Lau
Title: Consulting Director